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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 1999, except for the last paragraph of Note 11 as to which the date is March 19, 1999, on our audits of the consolidated financial statements of Rhythms NetConnections Inc. as of December 31, 1997 and 1998 and for the period from February 27, 1997 (inception) through December 31, 1997 and the year ended December 31, 1998, appearing in the Form 10-K of Rhythms NetConnections Inc. filed with the Securities and Exchange Commission.

                                       /s/ PricewaterhouseCoopers LLP

                                          PricewaterhouseCoopers LLP




Denver, Colorado
April 23, 1999